UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A--CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 31, 2008

INTEGRATIVE HEALTH TECHNOLOGIES, INC.

(FKA Senticore, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

814-0069
(Commission File Number)

11-3504866

(I.R.S. Employer Identification No.)

4940 Broadway, Suite 201

San Antonio, TX 78209
(Address of Principal Executive Offices, including Zip Code)

(210) 824.4416
(Registrant's Telephone Number, Including Area Code)

ITEM 4.01 Dismissal of Independent Auditor

This Current Report on Form 8-K is filed by Integrative Health Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below. It amends the 8-K filed with the Commission on November 4, 2008, hereby incorporated by reference, by correcting the filing item from 8.01 to 4.01. It also specifies and defines the interim period preceding dismissal as January 1, 2008 through November 3, 2008.

On November 4, 2008 the Company provided a copy of the 8-K to the former accountant, informed her of the requirement that she provide the Company with a reply addressed to the SEC, informed her of the relevant time periods, and informed her that compliance with the time periods was necessary to allow the Company to file her reply in an amended 8-K within 10 business days of the original filing. The Company did not file the former accountant’s reply within 10 business days and has not filed her reply since the expiry of that period because to date it has received no reply from the former accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATIVE HEALTH TECHNOLOGIES, INC.
By /s/ Gilbert R. Kaats, Ph.D.

Gilbert R. Kaats, Ph.D.

Chairman, President and Chief Executive Officer
Date: December 31, 2008.